Exhibit 10.1

AGR ENTERPRISES INC.

Sales Contract	S.AGR.GGE-01

Sales Contract S.AGR.GGE-01

This contract is concluded on the 23th day of March in 2023 (the “Effective Date”) between GREEN GIANT ENERGY TEXAS INC (the “Buyer”) with the registered address 1330 Post Oak Blvd. Ste. 1175, Houston TX 77056, U.S.A. and AGR ENTERPRISES INC. (the “Seller”) with registered address 2700 Post Oak Blvd - Suite 2100, Houston Texas 77056, U.S.A. or any other counterparty nominated by AGR ENTERPRISES INC.

Scope of the Contract:

The seller agrees to sell Zorba Scrap, and the buyer agrees to buy Zorba Scrap at the terms and conditions stipulated below:

1.	Commodity Details

1.1.	Commodity: The commodity to be supplied under this agreement shall be Zorba

1.2.	Packing: Loose in containers of 40 ft

1.3.	Origin: The origin of the commodity shall be any origin in Seller’s option

2.	Quantity

The total quantity of the commodity shall be 80 MT (5%, either more or less, is allowed)

3.	Delivery Details

3.1.	Schedule: The commodity is scheduled to be shipped within 30 days from the date of the contract, subject to the availability of the appropriate steamer space, with the estimated time of arrival during the month following the month of shipment on best efort basis.

3.2.	Inco-Term: The Commodity shall be delivered as CNF Laemchabang, Thailand, as per Incoterms 2010, plus the latest amendments. All terminal handling charges and any other container-related costs at the discharge port shall be for Buyer's account.

4.	Price

4.1.	Unit Price: The unit price of the commodity shall be USD 1930 Per MT (USD One Thousand Nine Hundred Thirty and Cents Zero Only)

5.	Payment

All payments under this contract shall be made in United States Dollars. Buyer is to make 100% (one hundred ten per cent) of the invoice value of the material by telegraphic transfer into Seller's nominated bank account within two (2) business days against Seller's presentation of the following scan copy documents:

5.1	Seller’s Proforma invoice

2700 Post Oak Blvd - Suite 2100, Houston Texas 77056, U.S.A.

AGR ENTERPRISES INC.

Sales Contract	S.AGR.GGE-01

All banking charges incurred in Buyer’s bank shall be on Buyer’s account, and all banking charges incurred in Seller’s bank shall be on Seller’s account. Any debit or credit on either side shall be settled by TT within two business days.

6.	Title and Risk: The title of the commodity will pass to the Buyer upon receipt of 100% payment by the Seller under this agreement. The risk will pass to the Buyer as per the Incoterms.

For Buyer,	For Seller,

GREEN GIANT ENERGY TEXAS INC	AGR ENTERPRISES INC.

/s/ Junaid Ali	/s/ Nishchay Chadha
Authorised Signatory	Authorised Signatory
Junaid Ali	Nishchay Chadha

2700 Post Oak Blvd - Suite 2100, Houston Texas 77056, U.S.A.